                                SUBSIDIARIES OF

                          CWM MORTGAGE HOLDINGS, INC.

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      SUBSIDIARY                  STATE OF INCORPORATION OR            OWNERSHIP
                                         ORIGINATION
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
CWM MORTGAGE                               DELAWARE                     DIRECT
OBLIGATIONS II, INC.
--------------------------------------------------------------------------------
CWM MORTGAGE                               DELAWARE                     DIRECT
OBLIGATIONS III, INC.
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INDEPENDENT NATIONAL MORTGAGE              DELAWARE                     DIRECT
CORPORATION
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COUNTRYWIDE MORTGAGE TRUST          DELAWARE BUSINESS TRUST            INDIRECT
1987-I
--------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST          DELAWARE BUSINESS TRUST            INDIRECT
1987-II
--------------------------------------------------------------------------------
COUNTRYWIDE CASH FLOW BOND          DELAWARE BUSINESS TRUST            INDIRECT
TRUST
--------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST          DELAWARE BUSINESS TRUST            INDIRECT
1993-I
--------------------------------------------------------------------------------
COUNTRYWIDE MORTGAGE TRUST          DELAWARE BUSINESS TRUST            INDIRECT
1993-II
--------------------------------------------------------------------------------

                                  EXHIBIT 21.1